BY-LAWS OF

                         SCIENCE MANAGEMENT CORPORATION

                                   (RESTATED)

                                     BY-LAWS
                                       OF
                         SCIENCE MANAGEMENT CORPORATION
                            (A Delaware Corporation)

                                    ARTICLE I
                                    ---------

                                     OFFICES
                                     -------


     Section 1.01 Registered Office. The registered office of the Corporation shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute. The resident agent in charge shall be THE CORPORATION TRUST COMPANY.

     Section 1.02. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the board of directors may from time to time designate or the business of the corporation requires.


                                   ARTICLE II
                                   ----------

                             MEETING OF STOCKHOLDERS
                             -----------------------


     Section 2.01. Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

     Section 2.02. Annual Meeting. The board of directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the board, the meeting for any calendar year shall be held on the third Wednesday of May in such year, if such date is not a legal holiday, and if a legal holiday then on the next proceeding business day, at 10 A.M. (local time),

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or such other time of day as may be  determined  by the board of  directors.  At such meeting, the stockholders then entitled to vote shall elect directors and transact such other business as may properly be brought before the meeting.


     If the election of directors is not held at the annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as convenient. At such special meeting, the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.


     Section 2.03. Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called may be called at any time by the chairman of the board, a majority of the board of directors, the president, or at the request, in writing, of stockholders owning a majority of the entire capital stock of the corporation then issued and outstanding and entitled to vote. Particularly, and without intending to limit the purposes for which a special meeting of stockholders may be called, any director or directors may, by a majority of the votes of all the stockholders present in person or by proxy at such meeting and entitled to vote thereat, be removed from office, either with or without cause and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held, which date shall be not less than ten or more than sixty days after the receipt of the request, and to give due notice thereof (which shall not be less than ten (10) days). If the secretary shall neglect or refuse to fix the time and the date of such meeting and give notice thereof within twenty (20) days of such request, the person or persons calling the meeting may do so.

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     Section 2.04.  Notice of Meetings.  Written  notice of the place,  date and time of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten or more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

     Section 2.05. Quorum, Manner of Acting and Adjournment. The presence, in person or by proxy of the holders of a majority of the issued and outstanding stock (not including treasury stock) entitled to vote shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present, in person or represented by proxy, shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation, or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such questions.


     Section 2.06. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the president or vice presidents of the corporation

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in their order of rank,  a chairman  designated  by the board of  directors or a chairman chosen by the stockholders, shall act as chairman, and the secretary, or in his or her absence, an assistant secretary, or in the absence of the secretary and the assistant, a person appointed by the chairman shall act as secretary.


     Section 2.07. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.


     Section 2.08. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a

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meeting at which all shares  entitled to vote thereon were  presented and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


     Section 2.09. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be available for examination by any stockholder, for any purpose, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, at the principal office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


     Section 2.10. Judges of Election. All elections of directors shall be by written ballot. Unless otherwise provided in the certificate of incorporation the vote upon any other matter need not be by ballot. The board of directors may appoint judges of election, who need not be stockholders, in advance of any meeting of stockholders to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by a vote of a majority of stockholders present and entitled to vote. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear, or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

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     If judges of election are appointed,  they shall,  (i) determine the number of shares outstanding and the voting power of each such share, (ii) the number of shares present and voting at the meeting, (iii) the existence of a quorum,
(iv) the authenticity and validity of proxies, (v) compile and tabulate votes or ballots, (vi) hear or determine all challenges and questions arising in connection with the right to vote, the tabulation of votes, the result of votes, and (vii) do such acts as may be proper and necessary to conduct the election or vote with fairness to all stockholders. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.


     On request of the chairman of the meeting or of any stockholder or his proxy, each judge shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.


                                   ARTICLE III
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

     Section 3.01. Powers. The board of directors shall have full power to manage the business affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vest in the board of directors.

     Section 3.02. Number and Term of Office. The board of directors shall consist of five (5) directors as provided in the certificate of incorporation. Except as otherwise provided in the certificate of incorporation, each director shall serve for a term of one year and until a successor shall have been elected and qualified, except in the event of death, resignation or removal.

     Section 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of a majority of the entire board of directors, and the director or directors so chosen shall hold office until the next election of directors and

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until a successor is duly elected and shall qualify, unless sooner displaced or, unless a majority of the board of directors shall vote to call a special meeting of stockholders to fill such vacancies. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of sock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.


     Section 3.04. Resignations. Any director of the corporation may resign at any time by giving written notice to the president or secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05. Removal. Directors may be removed by vote of the stockholders as provided in the certificate of incorporation. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct

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appeal,  or has been adjudged by a court of competent  jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to this corporation in a matter of substantial importance to this corporation, or has been found to have breached any duty owed to this company or its stockholders or to have acted in a manner detrimental to the corporation and such adjudication is no longer subject to direct appeal.


     Section 3.06. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his or her absence, an assistant secretary or in the absence of the secretary and assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.


     Section 3.07. Place of Meeting. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time designate, or as may be designated in the notice calling the meeting.

     Section 3.08. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, or on such other day as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.


     Section 3.09. Special Meetings. Special meetings of the board of directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by oral, telegraphic or written notice at least 8 hours (in the case of oral notice) or 48 hours (in the case of telegraphic or written notice) before the time at which

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the meeting is to be held;  however,  a meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders. Each notice given pursuant to this section shall state the time and place of the meeting to be so held.


     Section 3.10. Quorum, Manner of Acting and Adjournment. At all meetings of the board, the majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


     Unless otherwise restricted by the certificate of incorporation or these by-laws, an action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.


     Section 3.11. Executive and other Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate an Executive Committee and one or more other committees, each committee to consist of three or more directors. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

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     Any such committee to the extent  provided in the  resolution  establishing such committee shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation, except as may be prohibited by applicable law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors at each regular meeting of the board of directors.


     Section 3.12. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, for attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may also be allowed compensation for expenses incurred in attending committee meetings, and may be paid a fixed sum for attendance at each committee meeting or a stated salary for serving as a member of a committee.

     Section 3.13. Eligibility. No person shall be eligible for election or re-election to the board of directors after attaining age 70, except under extraordinary circumstances to be determined in each instance by the board of directors, upon the recommendation of the Executive Committee, if any.


                                   ARTICLE IV
                                   ----------

                           NOTICE - WAIVER - MEETINGS
                           --------------------------


     Section 4.01. Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean notice given in writing, by mail, addressed to such director

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or stockholders, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States Mail. Notice to directors may also be given in accordance with Section 3.09. of ARTICLE III, hereof.


     Section 4.02. Waivers of Notice. Whenever written notice is required to be given under the certificate of incorporation, these by-laws, or statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, shall be deemed to satisfy the requirement giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors, or members of a committee of directors need be specified in any notice, or waiver of notice.


     Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transfer of any business because the meeting was not lawfully called or convened.


     Section 4.03. Meetings by Phone or Teleconference. One or more directors may participate in a meeting of the board of directors, or of a committee of the board of directors, by the use of telephone, teleconference, video conference, or similar communications equipment which allow all persons participating in the meeting to communicate with each other. Participation in a meeting pursuant to this section shall constitute attendance at such meeting.


                                    ARTICLE V
                                    ---------

                                    OFFICERS
                                    --------


     Section 5.01. Number, Qualification and Designation. Except as provided in the certificate of incorporation, the officers of the corporation shall be chosen by the board of directors and shall be a president, one or more vice presidents, a secretary, a chief financial officer, and such other officers as

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may be  elected in  accordance  with other  provisions  of Section  5.03 of this
Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board.


     Section 5.02. Election and Term of Office. The officers of the corporation, shall be elected annually by the board of directors and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation, or removal. Any officer may resign at any time upon written notice to the corporation.

     Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The board of directors may delegate to a committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.


     Section 5.04. The Chairman and Vice Chairman of the Board. The chairman of the board or in his absence, the vice chairman of the board, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

     Section 5.05. The President. The president shall have general supervision over the business and operations of the corporation, subject, however, to the control and review of the board of directors. He shall sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases

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where the signing and  execution  thereof  shall be  expressly  delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors.


     Section 5.06. The Vice Presidents. The vice presidents shall perform the duties of the president in his absence and such other duties as may from time to time be assigned to them by the board of directors or by the president.

     Section 5.07. The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record proceedings of the stockholders and of the committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports are properly kept and filed as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under the seal; and, in general, perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him or her by the board of directors or the president.


     Section 5.08. The Chief Financial Officer. The chief financial officer shall have or provide for the custody of the funds or other property of the corporation; collect and receive or provide for the collection and receipt of monies earned by or in a manner due to or received by the corporation; deposit all funds in his custody as chief financial officer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an accounting showing his transactions as chief financial officer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the president.


     Section 5.09. Officers' Bonds. No officer of the corporation need provide a bond of quarantee to assure for the faithful discharge of his duties unless the

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board of  directors  shall by  resolution  so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.


     Section 5.10. Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

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                                   ARTICLE VI
                                   ----------

                      CERTIFICATE OF STOCK, TRANSFER, ETC.
                      ------------------------------------


     Section 6.01. Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the president or a vice president and by the secretary or an assistant secretary, and shall bear the corporate seal, which may be facsimile, engraved or printed. Any or all of the signatures upon such certificate may be facsimile, engraved or printed. In case of any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.


     Section 6.02. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6, of the Delaware Uniform Commercial Code-Investment Securities.


     Section 6.03. Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agent(s) designated by the board of directors for that purpose.

     Section 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost stolen or destroyed.

     Section 6.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.


     Section 6.06. Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversation or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than (60) days prior to any other action.


     If no record date if fixed:


     (1) The record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be those holders of record at the close of business on the days next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

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


     (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.


     (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VII
                                   -----------

                     INDEMNIFICATION OF DIRECTORS, OFFICERS
                     --------------------------------------

                        OTHER AUTHORIZED REPRESENTATIVES
                        --------------------------------

     Section 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an "authorized representative" of the corporation (which shall mean for the purposes of this Article a director, officer or employee of the corporation, or a person serving at the request of the corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any such person serving as a director or officer of a subsidiary of the corporation) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or if threatened to be made a party to any "third party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation which shall arise from or in connection with such individual's involvement with the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding), had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.


     Section 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean for the purposes of this Article any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation ) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


     Section 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding of in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.


     Section 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonable incurred. Such determination shall be made:


          (1) By a majority of the board of directors present at a duly convened meeting of the board of directors who were not parties to such third party or corporate proceeding, or


          (2)  By a vote of a majority of the stockholders.


     Section 7.05. Advancing Expenses. Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid by the corporation on behalf of a director of the corporation, and shall be paid on behalf of any other authorized representative to the extent authorized by the board of directors in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 of this Article (which authorization may be a general authorization of the advancement of expenses) upon receipt of an undertaking by or on behalf of such director or other authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article. The financial ability of such authorized representative to make such payment shall not be a prerequisite to the making of an advance.


     Section 7.06. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involve services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.


     Section 7.07. Scope of Article. The indemnification of (and advancement of expenses on behalf of) authorized representatives, as authorized by this Article shall (1) not be deemed exclusive of any other rights to which those seeking indemnification (or the advancement of expenses may be entitled under any statute, agreement vote of stockholders or disinterested director, or otherwise, both as to action in an official capacity and as to action in another capacity,
(2) continue as to person who cease(s) to be an authorized representative unless otherwise provided when authorized, and (3) inure to the benefit of the heirs, executors and administrators of such a person.


     Section 7.08. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS
                               ------------------


     Section 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions of the certificate of incorporation, if any, may be declared by the board of directors at any duly convened regular or special meeting of the board of directors. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


     Section 8.02. Annual Statements. The board of directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     Section 8.03. Contracts. Except as otherwise provided in these by-laws, the board of directors may authorize by resolution or written consent any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

     Section 8.04. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

     Section 8.05. Corporate Seal. The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal Delaware."

     Section 8.06. Deposits. Any funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by one or more officers or employees as the board of directors shall from time to time determine.

     Section 8.07. Corporate Records. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and number of shares registered entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and number of shares registered entitled to vote at the meeting, arranged in alphabetical order, and showing address of and number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholders who is present.


     Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this Section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this Section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.


     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.


     Section 8.08. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the thirty-first of December of the following year, unless otherwise determined by the board of directors.

     Section 8.09 Amendment of By-laws. Provided that they are not inconsistent with the provisions of the Fourth Modified Plan of Reorganization, these by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.